Exhibit 10.7

PROMISSORY NOTE

$438,000	July 25, 2002

FOR VALUED RECEIVED, and legally bound hereby, INNSUITES HOSPITALITY TRUST (“Maker”), an Ohio real estate investment trust, having an office at 1615 East Northern Avenue, Suite 102, Phoenix, Arizona 85020 hereby promises to pay to Hulsey Hotels Corporation (“Note Holder”) or order and address as specified below the principal sum of FOUR HUNDRED THIRTY EIGHT THOUSAND AND 00/100 DOLLARS ($438,000), with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty (360)-day year, to be due and payable in installments of principal and interest as follows:

(A)                              $438,000 amortized over 48 months at 7% interest ($10,488.46/month). This Note is non-recourse secured by 225,390 RRF Limited Partnership Class B units. Monthly installments of interest only to begin August 1, 2002.  Monthly installments of principal and interest to begin on April 1, 2003.

(B)                                Payments to be made payable to:

Hulsey Hotels Corporation

1615 E. Northern Avenue,

Suite 102

Phoenix, AZ 85020

The 225,390 RRF Limited Partnership Class B units will remain as security for the unpaid balance on the Note. Payments made under this note shall be subject to any current bank or mortgage covenants.

At the option of the Note Holder, late charges upon written notice are assessed as follows:

10 days late, $50 penalty

35 days late, $150 penalty

Over 35 days late, Note Holder could declare the note in default and call the entire amount due.

Should default be declared, units proportionate to unpaid balance will be returned to Note Holder.

Principal and interest payable in lawful money of the United States.

If legal proceedings are entered into to recover on this Note, the undersigned agree(s) to pay such sum as the Court may fix as attorney’s fees.

The Makers and endorsers hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension or time of payment of this Note without notice.

INNSUITES HOSPITALITY TRUST,
an Ohio real estate investment trust

By:	/s/ Marc E. Berg
Name: Marc E. Berg
Title: Secretary Treasurer